UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)		January 9, 2014
DOGINN, INC.
(Exact name of registrant as specified in its charter)
Nevada	333-173438	27-3191889
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1380 Lougar Ave, Sarnia ON Canada		N7S 5N7
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		(519) 381-7086
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws
Item 8.01	Other Items

On January 9, 2014, we filed a Certificate of Amendment with the Nevada Secretary of State to increase our authorized share capital from 65,000,000 shares of common stock, par value $0.001 and 10,000,000 preferred stock, par value $0.001 to 140,000,000 shares of common stock, par value $0.001 and 10,000,000 preferred stock, par value $0.001.  The Certificate of Amendment will be effective with the Nevada Secretary of State on January 17, 2014.

On January 9, 2014, we filed a Certificate of Designation with the Nevada Secretary of State designating our preferred stock as Series A Preferred Stock.  The Certificate of Designation will be effective with the Nevada Secretary of State on January 17, 2014.

As previously announced, on January 8, 2014, our company’s board of directors and a majority of our stockholders approved a forward stock split by way of a stock dividend, on a basis of 1:9, pursuant to which, our company’s stockholders as at January 17, 2014 will receive eight (8) shares of common stock for each one (1) share of common stock currently held.  The pay-out date as approved by our board of directors and Financial Industry Regulatory Authority is January 17, 2014.

Upon completion of the stock dividend, our company’s issued and outstanding shares will increase from 8,998,776 to 80,988,984 shares of common stock, par value of $0.001.

Item 9.01	Financial Statements and Exhibits
3.1	Certificate of Amendment filed with the Nevada Secretary of State on January 9, 2014 with an effective date of January 17, 2014.
3.2	Certificate of Designation filed with the Nevada Secretary of State on January 9, 2014 with an effective date of January 17, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOGINN, INC.
/s/ Robin Looban
Robin Looban
President and Director

Date:	January 17, 2014

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